Exhibit 10.48

PURCHASE AGREEMENT

(28139)

between

AWMS I,

a Delaware Statutory Trust,

Seller

and

HAWAIIAN AIRLINES, INC.,

a Delaware corporation,

Buyer

Dated as of December     , 2006

One Used Boeing Model 767-300ER Aircraft, MSN 28139

PURCHASE AGREEMENT
(28139)

This PURCHASE AGREEMENT (28139) (this “Agreement”), dated as of December      , 2006, is entered into by and between AWMS I, a Delaware statutory trust, having a place of business at c/o AWAS Aviation Services, Inc., One West Street, Suite 100-5, New York, NY 10004 U.S.A. U.S.A. (“Seller”), and Hawaiian Airlines, Inc., a Delaware corporation, with its principal place of business at 3375 Koapaka Street, Suite G-350, Honolulu, HA 96819 (“Buyer”).

RECITALS

A.            Seller is the owner of one (1) used Boeing Model 767-300ER aircraft bearing Manufacturer’s Serial Number 28139.

B.            Seller desires to sell, and Buyer desires to buy, the above-referenced aircraft and the technical records related thereto, all on the terms and conditions hereinafter provided.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, receipt of which is hereby acknowledged, Seller and Buyer agree as follows:

ARTICLE 1  DEFINITIONS AND CONSTRUCTION.

1.1                                   Defined Terms.

In this Agreement, the following terms shall have the following meanings and shall be equally applicable to both the singular and the plural forms of the terms defined herein:

“Acceptance Certificate” means the Acceptance Certificate signed by Buyer and Seller on the Closing Date for the Aircraft, substantially in the form and substance attached as Exhibit “A” hereto.

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of stock, by contract, or otherwise.

“Aircraft” means the Airframe, two (2) Engines and the Parts.

“Airframe” means (i) the one used Boeing (also shown as BOEING on the International Registry drop down menu) Model 767-300ER (also shown as 767-300 on the International Registry drop down menu) airframe, bearing Manufacturer’s Serial No. 28139 and U.S. Identification Number N582HA, excluding the Engines or any other engine that may be installed on the Airframe from time to time and (ii) any and all Parts for the Airframe, so long as, at the time of Closing, the same shall be incorporated in, installed on, or attached to the Airframe or so long as title thereto shall as of the Closing Date be vested in Seller in accordance with the terms of Article 6 of the Lease after removal from the Airframe.

“Applicable Law” means any applicable:  (i) statute, decree, constitution, regulation, rule, order or directive of any Government Entity; (ii) treaty, pact, compact or other agreement to which any Government Entity is a signatory or party; and (iii) judicial or administrative interpretation or application of any of the foregoing, as any of the foregoing may be revised, amended, substituted or re-enacted.

“Bills of Sale” means the FAA Bill of Sale and the Warranty Bill of Sale.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banking institutions in Honolulu, Hawaii, and New York, New York, are authorized by law to be closed.

“Cape Town Treaty” means collectively the Convention and the Protocol, together with the Regulations for the International Registry and the International Registry Procedures, and all other rules, amendments, supplements, and revisions thereto.

“Closing” means the closing of the purchase and sale of the Aircraft, as evidenced by the payment of the Purchase Price to Seller and the delivery of the Bills of Sale to Buyer.

“Closing Date” means the date on which the Closing occurs.

“Companion Lease” has the meaning assigned in the Lease.

“Convention” means the Convention on International Interests in Mobile Equipment signed in Cape Town, South Africa on November 16, 2001, as ratified by the United States.

“Delivery Location” has the meaning assigned in Section 3.1.

“Dollars” or “$” means the legal currency of the United States of America.

“Engine” means (i) each of the two used Pratt & Whitney (also shown as PRATT & WHITNEY on the International Registry drop down menu) Model PW4060 (also shown as PW4000 94 on the International Registry drop down menu) engines bearing Engine Manufacturer’s serial numbers P729045 and P729046 (also described on the International Registry drop down menu as 729045 and 729046), respectively, whether or not from time to time installed on the Airframe or installed on any other aircraft, and (ii) any and all Parts for such engine, so long as, at the time of Closing, the same shall be incorporated in, installed on, or attached to such engine or so long as title thereto shall as of the Closing Date be vested in Seller in accordance with the terms of Article 6 of the Lease after removal from such engine.

“Engine Manufacturer” means United Technologies Corporation, Pratt & Whitney Division, a Delaware corporation.

“Event of Loss” shall have the meaning assigned to such term in the Lease.

“FAA” means the Federal Aviation Administration and any person or Government Entity succeeding to the functions of any of the foregoing.

“FAA Bill of Sale” means the FAA form bill of sale (AC Form 8050-2) for the Aircraft executed and delivered by Seller in favor of Buyer as of the Closing Date.

“Government Entity” means any:  (i) national, federal, state or local government, or any board, commission, bureau, department, division, instrumentality, court, agency, regulatory authority, taxing authority or political subdivision thereof; and (ii) association, organization or institution of which any entity referred to in clause (i) is a member or to whose jurisdiction any such entity is subject or in whose activities any such entity is a participant.

“International Interest” shall have the meaning assigned to such term in the Cape Town Treaty.

“International Registry” shall have the meaning assigned to such term in the Cape Town Treaty.

“Lease” means the Lease Agreement dated as of June 8, 2001, pursuant to which Seller, as lessor, has leased the Aircraft to Buyer, as lessee, as the same may have heretofore been amended, modified or supplemented.

“Lease Termination Agreement means the Lease Termination Agreement between Seller and Buyer pursuant to which the Term of the Lease will be cancelled, with effect from the time of Closing.

“Lien” means any mortgage, pledge, lien, charge, encumbrance, lease, security interest, statutory detention right or claim.

“Maintenance Payments” shall have the meaning assigned to such term in the Lease.

“Manufacturer” means The Boeing Company, a Delaware corporation.

“Operative Documents” means this Agreement, the Acceptance Certificate, the Bills of Sale and all other agreements, instruments and documents entered into in connection herewith or therewith, in each case, as supplemented, amended or otherwise modified from time to time.

“Parts” means all appliances, components, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (but excluding whole Engines or engines), so long as, at the time of Closing, the same shall be incorporated in, installed on, or attached to the Aircraft, Airframe or any Engine or so long as title thereto shall as of the Closing Date be vested in Seller in accordance with the terms of Article 6 of the Lease after removal from the Aircraft, Airframe or such Engine.

“Permitted Liens” means (i) the Lease and the rights of Buyer, as lessee under the Lease, (ii) any Lien which, under the terms of the Lease, Buyer is obligated to pay or discharge, and (iii) Liens permitted to exist in respect of the Aircraft (or any part thereof) under Article 11(iii) or (iv) of the Lease.

“Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint stock company, trust, unincorporated organization or Government Entity, committee, department, authority and other body, incorporated or unincorporated, whether or not having distinct legal personality.

“Protocol” means the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment signed in Cape Town, South Africa on November 16, 2001, as ratified by the United States.

“Purchase Price” means the consideration to be paid by Buyer to Seller for the sale of the Aircraft and Technical Records as provided in Section 2.2 hereof.

“Sales Taxes” shall have the meaning assigned in Article 5 hereof.

“Scheduled Closing Date” has the meaning set forth in Section 3.2.

“Special Counsel” means McAfee & Taft A Professional Corporation, of Oklahoma City, Oklahoma, special counsel to Seller and Buyer for FAA and International Registry matters.

“Technical Records” means all log books, Aircraft records, manuals and other documentation and data provided to Buyer in connection with the lease of the Aircraft under the Lease or that Buyer is required to maintain or cause to be maintained with respect to the Aircraft pursuant to the terms of the Lease.

“Warranty Bill of Sale” means the Bill of Sale for the Aircraft executed and delivered by Seller to Buyer on the Closing Date, substantially in the form and substance set forth in Exhibit “B”.

1.2                                   Construction.  In this Agreement, headings and the table of contents are inserted for convenience of reference only and have no legal effect and shall be ignored in the interpretation of this Agreement.  Unless the context otherwise requires:  (i) words denoting the singular shall include the plural and vice versa; (ii) words denoting a Person include individuals, corporations, partnerships, firms, joint ventures, trusts,

Government Entities and other entities and bodies, whether incorporated or unincorporated, and whether having distinct legal personality or not, and vice versa; (iii) words denoting any gender include all genders; (iv) references to any document or agreement are deemed to include references to any such document or agreement as amended, novated, supplemented, varied or replaced from time to time; (v) references to any party to this Agreement or any other document or agreement include its successors and permitted assigns; (vi) reference to Articles or Sections are references to Articles and Sections of this Agreement; and (vi) the term “including”, when used in this Agreement, means “including without limitation” and “including but not limited to”.

ARTICLE 2  PURCHASE AND SALE OF AIRCRAFT.

2.1           Purchase of Aircraft.  Subject to the terms and conditions of this Agreement, on the Closing Date Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, all of Seller’s right, title and interest in and to the Aircraft and Technical Records, free and clear of all Liens (other than Permitted Liens).  Seller and Buyer each agrees to perform and observe all terms, conditions, obligations and agreements to be performed or observed by it hereunder and under the other Operative Documents to which it is a party.  Time is of the essence, and the parties agree to take all action as may be reasonably required to complete the purchase and sale of the Aircraft as promptly as possible.

2.2           Purchase Price and Payment.  In consideration of the sale of the Aircraft and Technical Records by Seller to Buyer, at Closing Buyer agrees to pay to Seller the sum of Fifty Million Two Hundred Fifty Thousand Dollars ($50,250,000) (the “Purchase Price”).

Provided all payments that have become payable under the Lease and under any Companion Lease have been paid, Lessor shall credit towards payment of the Purchase Price the aggregate Maintenance Payments held by Lessor as of the Closing.

The Purchase Price, and all other amounts payable by Buyer to Seller hereunder, shall be paid to Seller, without deduction for any taxes, withholdings or other deductions, immediately prior to the transfer of title to the Aircraft described in Section 2.4, in immediately available funds, at the following bank and account:

BANK:	Deutsche Bank Trust Company Americas 60 Wall Street, 26th Floor New York, New York 10005

ACCOUNT NO:	01-474-320

ABA NO:	021001033

SWIFT::	BKTRUS33

ACCOUNT NAME:	AWAS Rental Account

REFERENCE:	HAL - Boeing 767-300ER Sale

or at such other location or account as Seller shall designate to Buyer in writing.

2.3           Inspection; Condition of Aircraft at Delivery.  Pursuant to the Lease, Buyer has been the lessee in possession of the Aircraft from the time of delivery of the Aircraft from the Manufacturer.  Accordingly, the Aircraft is being sold hereunder “AS-IS, WHERE-IS and entirely in reliance on the knowledge of Buyer in respect of the Aircraft and Technical Records.

2.4           Title Transfer.  Title to and risk of loss and damage to or destruction of the Aircraft and Technical Records shall transfer from Seller to Buyer at the time of Closing by delivery of the Bills of Sale to Buyer.  Without affecting Buyer’s rights and obligations under the Lease, Buyer shall not as a result of this Agreement acquire any insurable or other ownership interest in the Aircraft prior to acceptance of delivery thereof and payment of the Purchase Price by Buyer in accordance with the terms of this Agreement.  Acceptance of delivery of the Aircraft and Technical Records by Buyer shall be evidenced by the execution and delivery by Buyer and Seller of the Acceptance Certificate on the Closing Date.

ARTICLE 3  CLOSING.

3.1           Place of Closing.  The Closing will occur while the Aircraft at such location as may be mutually agreed by Seller and Buyer (“Delivery Location”).  Buyer shall be responsible at its own expense to cause the Aircraft to be at the Delivery Location at the time of Closing.

3.2           Scheduled Closing Date.  Subject to the provisions of Article 4 hereof, Seller shall tender the Aircraft and the Technical Records for sale to Buyer, and Buyer shall purchase the Aircraft and the Technical Records upon tender thereof by Seller, currently scheduled to occur on December 29, 2006, or such other date as Seller and Buyer may agree (“Scheduled Closing Date”).

3.3           Closing Events.  At the Closing on the Closing Date, the following shall take place:

(a)           immediately prior to the transfer of title to the Aircraft to Buyer, Buyer shall pay the Purchase Price to Seller as provided in Section 2.2;

(b)           Seller and Buyer shall execute and deliver to each other counterparts of the Acceptance Certificate;

(c)           Seller shall execute and deliver to Buyer the Bills of Sale;

(d)           Buyer and Seller shall have caused the Application to Register the Aircraft with the FAA, the FAA Bill of Sale and the Lease Termination Agreement to be positioned in Oklahoma City for filing for recordation with the FAA; and

(e)           Buyer and Seller shall have caused a copy of the Warranty Bill of Sale to be positioned with Special Counsel for filing for recordation with the International Registry of an International Interest in the Airframe and Engines.

3.4           Failure of Closing to Occur.  In the event the Closing has not occurred by December 29, 2006, or such other date as may be mutually agreed by Seller and Buyer, then this Agreement shall terminate as of 5:00 pm, New York City time, on December 29, 2006 (or such other date as may have been mutually agreed by Seller and Buyer).  Upon such termination, the parties shall be released from their respective obligations hereunder, except that the Lease shall remain in full force and effect, unchanged, and Buyer shall return to Seller all documents, agreements and other items or things pertaining to this Agreement or the other Operative Documents that have previously been provided to Buyer in connection herewith.

ARTICLE 4  CLOSING CONDITIONS.

4.1           Buyer’s Closing Conditions.  The obligation of Buyer to purchase the Aircraft and Technical Records hereunder is subject to the satisfaction of each of the following conditions (or waiver thereof by Buyer) to the reasonable satisfaction of Buyer:

(a)                           Within five (5) days after the date this Agreement is signed by Seller and Buyer, Buyer shall have received evidence of the authority of Seller to enter into this Agreement and the other Operative Documents to be entered into by it as contemplated by this Agreement and to perform the obligations to be performed by it hereunder and thereunder.

(b)                           At (or prior to) the Closing, Buyer shall have received the Bills of Sale, the Acceptance Certificate, the Lease Termination Agreement, and this Agreement, each duly executed and delivered by Seller.

(c)                           On the Closing Date, the representations and warranties of Seller contained in Section 7.1 shall be true, accurate and complete as though made on and as of the Closing Date (except to the extent that such representations and warranties relate solely to an earlier date, which representations and warranties shall have been true, accurate and complete as of the date made).

(d)                           As of the Closing, Seller shall not be in default in the performance or observance of any of its obligations hereunder.

4.2           Seller’s Closing Conditions.  The obligation of Seller to sell the Aircraft and Technical Records to Buyer at the time of Closing is subject to the satisfaction of each of the following conditions (or waiver thereof by Seller) to the reasonable satisfaction of Seller:

(a)           Within five (5) days after the date this Agreement is signed by Seller and Buyer, Seller shall have received evidence of the authority of Buyer to enter into this Agreement and the other Operative Documents to be entered into by it as contemplated by this Agreement and to perform the obligations to be performed by it hereunder and thereunder.

(b)           Immediately prior to the Closing, Buyer shall have paid Seller the full Purchase Price in accordance with Section 2.2.

(c)           At (or prior to) the Closing, Seller shall have received the Acceptance Certificate, the Lease Termination Agreement, and this Agreement, each duly executed and delivered by Buyer.

(d)            On the Closing Date, the representations and warranties of Buyer contained in Section 7.2 shall be true, accurate and complete as though made on and as of the Closing Date (except to the extent that such representations and warranties relate solely to an earlier date, which representations and warranties shall have been true and accurate as of the date made).

(e)           Seller shall have received an insurance certificate evidencing the insurances required by Article 10 hereof.

(f)            As of the Closing, Buyer shall not be in default in the performance of any of its obligations hereunder.

4.3           Additional Closing Conditions.  The obligation of Seller to sell and of Buyer to purchase the Aircraft and Technical Records at the time of Closing is subject to the prior or concurrent satisfaction of the following additional conditions (or the waiver thereof by Buyer or Seller, or both, as the context may require) to the reasonable satisfaction of Seller and Buyer:

(a)           As of the Closing Date, no action or proceeding shall have been instituted and no order, judgment or decree shall have been issued by any Government Entity to set aside, restrain, enjoin or prevent the execution, delivery or performance of this Agreement or the other Operative Documents or the consummation of the transactions contemplated hereby or thereby.

(b)           Buyer shall have caused the Application for Aircraft Registration in Buyer’s name, and Seller and Buyer shall have caused the FAA Bill of Sale and the Lease Termination Agreement, to be duly filed with the FAA (and Seller and Buyer agree to take all actions necessary to preposition such duly signed documents with Special Counsel prior to the Closing Date for filing with the FAA at the time of Closing).

(c)           Seller and Buyer shall have caused a copy of the Warranty Bill of Sale to be duly filed with the International Registry (and Seller and Buyer agree to take all actions necessary prior to Closing (i) to preposition such Warranty Bill of Sale with Special Counsel for filing with the International Registry at the time of Closing, and (ii) to ensure and enable proper filing of such Warranty Bill of Sale with the International Registry at the time of Closing).

(d)           Seller and Buyer shall have received a legal opinion from Special Counsel as to the status of the filings with the FAA in respect of the Lease Termination Agreement and the Aircraft, the status of filings with the International Registry in respect of the Warranty Bill of Sale, and the absence of any Liens of record with the FAA and the International Registry (other than Permitted Liens) in respect of the Aircraft.  Seller and Buyer shall equally share the cost of obtaining such legal opinion from Special Counsel.

4.4           Excusable Delay.  Seller and Buyer shall not be responsible for nor be deemed to be in default in the performance or observance of any obligation, agreement or condition under this Agreement on account of any delay in tender of delivery of the Aircraft or other performance hereunder due to any of the following causes: acts of God; war, warlike operations, insurrections or riots; fires; floods or explosions; serious accidents; any act of government, strikes or labor troubles causing cessation, slow-down or interruption of work; or due to any other cause beyond Seller’s or Buyer’s (as applicable) control and not occasioned by Seller’s or Buyer’s (as applicable) fault or negligence.  Each party shall promptly notify the other party of any delay or anticipated delay in the tender of delivery of the Aircraft for sale or other performance hereunder.  If the delivery of the Aircraft is delayed for a period in excess of sixty (60) days beyond the date specified in or agreed to pursuant to Section 3.4, this Agreement shall automatically terminate and, in such event, each party shall be relieved and discharged of liability to the other party with respect to this Agreement and the other Operative Documents.

ARTICLE 5  SALES TAXES.

5.1           Buyer and Seller shall cooperate with each other in all reasonable respects to lawfully minimize or eliminate the imposition of any sales, use, excise, stamp, transfer, value added, gross receipts or any other taxes, duties, fees or charges (collectively, “Sales Taxes”) that may be imposed on Seller, Buyer or the Aircraft (or any Engine) by any Government Entity in any jurisdiction as a result of the sale or purchase of the Aircraft under this Agreement.  The Purchase Price of the Aircraft does not include the amount of any Sales Taxes that may be imposed by any Government Entity in any jurisdiction as a result of the sale of the Aircraft under this Agreement.  Buyer shall promptly pay when due, and will on demand indemnify and hold harmless Seller on a full indemnity basis from and against, all Sales Taxes, and all penalties, fines, additions to tax and interest thereon, which may be levied by any Government Entity in any jurisdiction as a result of or in connection with the sale, purchase, delivery or registration of the Aircraft (which, subject to Section 5.2, shall in any event exclude net income taxes imposed on the net income of Seller by the United States or Delaware).

5.2           Any payment or indemnity made under Section 5.1 by Buyer shall include any amount necessary to hold Seller harmless on an after-tax basis from all taxes, fees and other charges required to be paid with respect to such payment or indemnity under all Applicable Laws of the relevant Government Entity.

ARTICLE 6  INSPECTION BY BUYER; SELLER DISCLAIMER.

6.1           BUYER CONFIRMS THAT IT HAS KNOWINGLY WAIVED ITS RIGHT TO INSPECT THE AIRCRAFT AND THE TECHNICAL RECORDS AND, IN LIUE THEREOF, IS RELYING EXCLUSIVELY ON ITS CAPACITY AS LESSEE OF THE AIRCRAFT AND ON ITS OWN KNOWLEDGE OF THE AIRCRAFT AND THE TECHNICAL RECORDS, AND HEREBY CONFIRMS TO SELLER THAT IT IS NOT RELYING ON ANY INSPECTION, REPRESENTATION OR LEGAL RESPONSIBILITY ON THE PART OF SELLER OR SELLER’S OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AFFILIATES, AGENTS, ATTORNEYS OR REPRESENTATIVES.  DELIVERY OF THE ACCEPTANCE CERTIFICATE BY BUYER TO SELLER WILL BE CONCLUSIVE PROOF AS BETWEEN SELLER AND BUYER THAT THE AIRCRAFT AND THE TECHNICAL RECORDS ARE IN EVERY WAY SATISFACTORY TO BUYER AND IN COMPLIANCE WITH ALL REQUIREMENTS HEREOF.

6.2           THE AIRCRAFT, TECHNICAL RECORDS, AND ANY OTHER THING DELIVERED, SOLD OR TRANSFERRED HEREUNDER ARE BEING SOLD AND TRANSFERRED TO BUYER AND ACCEPTED BY BUYER HEREUNDER “AS-IS, WHERE-IS,” WITH ALL FAULTS.  BUYER UNCONDITIONALLY ACKNOWLEDGES THAT NEITHER SELLER NOR ANY OF SELLER’S OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AFFILIATES, AGENTS, ATTORNEYS OR REPRESENTATIVES HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY PROMISE, GUARANTY, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE DESCRIPTION, AIRWORTHINESS, SERVICEABILITY, VALUE, CONDITION, DESIGN, COMPLIANCE WITH SPECIFICATIONS, AGE, OPERATION, PERFORMANCE, MERCHANTABILITY, FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT OR ANY PART THEREOF OR AS TO THE ADEQUACY OF ANY TECHNICAL RECORDS, OR AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE AND WHETHER KNOWN OR UNKNOWN, OR AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR TECHNICAL RECORDS, OR ANY PART THEREOF, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND EXTINGUISHED.

6.3           BUYER HEREBY WAIVES, RELEASES AND RENOUNCES AND AGREES NOT TO SEEK TO ESTABLISH OR ENFORCE ANY RIGHTS, REMEDIES OR CLAIMS (WHETHER STATUTORY OR OTHERWISE) AGAINST

SELLER OR ANY OF SELLER’S OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AFFILIATES, AGENTS, ATTORNEYS OR REPRESENTATIVES IN RESPECT OF ANY OF THE MATTERS SET FORTH IN SECTION 6.2.  WITHOUT LIMITING THE FOREGOING, BUYER WAIVES ANY CLAIM, LIABILITY, RESPONSIBILITY, WARRANTY, REPRESENTATION, GUARANTY, LIABILITY AND OBLIGATION OF ANY KIND (WHETHER KNOWN OR UNKNOWN) THAT BUYER OR ANY OTHER PERSON CLAIMING UNDER OR THROUGH BUYER MAY NOW OR HEREAFTER HAVE OR CLAIM AGAINST SELLER, ITS OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AFFILIATES, AGENTS, ATTORNEYS OR REPRESENTATIVES, WITH RESPECT TO:  (i) ANY REPAIR, MAINTENANCE OR OTHER SERVICES IN RESPECT OF THE AIRCRAFT, WHETHER IN CONTRACT OR IN TORT AND HOWSOEVER ARISING AND WHETHER PERFORMED OR TO BE PERFORMED; (ii) ANY COST, LOSS OR DAMAGE (CONSEQUENTIAL OR OTHERWISE), LOSS OF PROFIT OR REVENUE, LOSS OR SUSPENSION OF CERTIFICATION OF THE AIRCRAFT, GROUNDING OF THE AIRCRAFT, OR ANY OTHER CLAIM WHATSOEVER ARISING FROM THE CONDITION OF THE AIRCRAFT OR ANY PART THEREOF, ANY MAINTENANCE OR REPAIR OF THE AIRCRAFT OR ANY PART THEREOF, ANY ALTERATION, MODIFICATION OR ADDITION TO THE AIRCRAFT OR ANY PART THEREOF, OR ANY INSPECTION OF THE AIRCRAFT OR THE TECHNICAL RECORDS, WHETHER PERFORMED OR TO BE PERFORMED BY OR ON BEHALF OF SELLER OR BUYER, OR THE LACK OF SUCH INSPECTION BY OR ON BEHALF OF SELLER OR BUYER; AND (iii) ANY OBLIGATION OR LIABILITY OF SELLER OR ANY OF SELLER’S OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AFFILIATES, AGENTS, ATTORNEYS OR REPRESENTATIVES WITH RESPECT TO ANY IMPLIED WARRANTY OF MERCHANTABILITY, ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, USAGE OR TRADE, ANY IMPLIED WARRANTY OF FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE, AND ANY OBLIGATION OR CLAIM FOR LOSS OF USE OF OR THE LOSS OF OR DAMAGE TO THE AIRCRAFT, OR ANY PART THEREOF, FOR ANY REASON, AND FOR ANY LIABILITY OF BUYER TO ANY THIRD PARTY AND FOR ANY OTHER DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE, WHETHER OR NOT ARISING FROM THE NEGLIGENCE (ACTUAL OR IMPUTED) OF SELLER OR ANY OF SELLER’S OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AFFILIATES, AGENTS, ATTORNEYS OR REPRESENTATIVES, AND ANY RISKS WITH RESPECT THERETO ARE HEREBY ASSUMED BY BUYER

6.4           THE FOREGOING DISCLAIMERS AND WAIVERS SHALL NOT BE CONSTRUED TO BE A WAIVER BY BUYER OF CLAIMS AGAINST SELLER ARISING FROM SELLER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR SELLER’S BREACH OF THE TERMS, COVENANTS, CONDITIONS, REPRESENTATIONS OR WARRANTIES SET FORTH HEREIN OR IN ANY OF THE OTHER OPERATIVE DOCUMENTS MADE BY, APPLICABLE TO, OR TO BE PERFORMED BY SELLER.

ARTICLE 7  REPRESENTATIONS AND WARRANTIES.

7.1  Seller represents and warrants to Buyer that:

(a)           Seller is a statutory trust, duly organized and validly existing under the laws of Delaware, and has full power, legal right and authority to carry on its business as presently conducted and to execute and deliver this Agreement and the other Operative Documents and perform its obligations hereunder and under and the other Operative Documents.

(b)           The execution, delivery and performance by Seller of this Agreement (i) have been duly authorized by all necessary action on the part of Seller, (ii) do not require any consent, authorization, license or approval of or notice to any Person, except such consents, authorizations, licenses, approvals and notices that, as of the date hereof, have been received or given, (iii) do not conflict with or contravene Seller’s constitutional documents or any Applicable Law relating to Seller or any contractual restriction of any kind binding on or affecting Seller or any of its properties or assets, (vi) do not contravene, violate or result in any breach of, or constitute any default under, any indenture, mortgage, chattel mortgage, deed of trust or other agreement or instrument to which Seller is a party or by which Seller or any of its properties or assets is or may be bound or affected, and (vii) will not result in the creation of any Lien on any of Seller’s properties or assets.

(c)           Seller has (or, with respect to any Operative Document executed and delivered after the date hereof, upon execution and delivery thereof shall have) duly executed and delivered this Agreement and the other Operative Documents to which Seller is a party, and this Agreement and each of the other Operative Documents constitutes (or, with respect to any such other Operative Document executed and delivered after the date hereof, upon execution and delivery thereof shall constitute) the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application affecting the enforcement of creditor’s rights.

(d)           There are no pending or, to the best of Seller’s knowledge, threatened actions or proceedings affecting Seller before any Government Entity or arbitrator challenging or otherwise relating to the execution, delivery or performance by Seller of this Agreement or which could materially adversely affect the operations of Seller or the Aircraft.

(e)           No event or condition has occurred or is existing that constitutes or, after the giving of notice or lapse of time or both, would constitute a default under or a breach of this Agreement or any other Operative Document by Seller.

(f)            Seller has good and marketable title to the Aircraft, free and clear of all Liens (other than Permitted Liens).

7.2           Buyer represents and warrants to Seller that:

(a)           Buyer is a corporation, duly organized and validly existing under the laws of Delaware, and has full power, legal right and authority to carry on its business as presently conducted and to execute and deliver this Agreement and the other Operative Documents and perform its obligations hereunder and under and the other Operative Documents.

(b)           The execution, delivery and performance by Buyer of this Agreement (i) have been duly authorized by all necessary action on the part of Buyer, (ii) do not require any consent, authorization, license or approval of or notice to any Person, except such consents, authorizations, licenses, approvals and notices that, as of the date hereof, have been received or given, (iii) do not conflict with or contravene Buyer’s constitutional documents or any Applicable Law relating to Buyer or any contractual restriction of any kind binding on or affecting Buyer or any of its properties or assets, (vi) do not contravene, violate or result in any breach of, or constitute any default under, any indenture, mortgage, chattel mortgage, deed of trust or other agreement or instrument to which Buyer is a party or by which Buyer or any of its properties or assets is or may be bound or affected, and (vii) will not result in the creation of any Lien on any of Buyer’s properties or assets.

(c)           Buyer has (or, with respect to any Operative Document executed and delivered after the date hereof, upon execution and delivery thereof shall have) duly executed and delivered this Agreement and the other Operative Documents to which Buyer is a party, and this Agreement and each of the other Operative Documents constitutes (or, with respect to any such other Operative Document executed and delivered after the date hereof, upon execution and delivery thereof shall constitute) the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application affecting the enforcement of creditor’s rights.

(d)           There are no pending or, to the best of Buyer’s knowledge, threatened actions or proceedings affecting Buyer before any Government Entity or arbitrator challenging or otherwise relating to the execution, delivery or performance by Buyer of this Agreement or which could materially adversely affect the operations of Buyer or the Aircraft.

(e)           No event or condition has occurred or is existing that constitutes or, after the giving of notice or lapse of time or both, would constitute a default under or a breach of this Agreement or any other Operative Document by Buyer.

ARTICLE 8  LOSS OR DAMAGE PRIOR TO DELIVERY.

If an Event of Loss of the Aircraft or Airframe occurs prior to Closing, neither Seller nor Buyer shall have any obligation to sell or purchase the Aircraft, and the parties hereto shall have no further liability to each other hereunder or under the other Operative Documents.  If the Aircraft, Airframe or an Engine suffers any damage or loss prior to

Closing that does not constitute an Event of Loss, Buyer shall nevertheless be obligated to purchase the Aircraft hereunder as if such damage or loss had not occurred, but Buyer shall be entitled to any insurance proceeds paid or payable under the insurance provided to Seller pursuant to Article 10(b) of the Lease (to the extent such insurance proceeds are available and are not applied to repair such damage or loss), but without any recourse or warranty on the part of Seller whatsoever, and should Seller receive any such proceeds, it will pay over such amounts to Buyer within two Business Days of receipt thereof.

ARTICLE 9  INDEMNITY.

9.1           Buyer agrees to indemnify, defend, save and hold harmless each of Seller, Seller’s Affiliates, officers, employees, agents, representatives, successors and assigns (each an “Indemnitee”) from and against any and all claims, actions, demands, losses, judgments, damages, costs, expenses (including, without limitation, reasonable attorneys’ fees and expenses), disbursements, charges or liabilities (collectively, “Claims”) which may be incurred by an Indemnitee arising directly or indirectly out of or in any way connected with the condition, ownership, manufacture, design, maintenance, service, repair, overhaul, improvement, modification or alteration, possession, control, use or operation of the Aircraft or any Engine, provided such Claims are not the result of the gross negligence or willful misconduct of such Indemnitee or the breach by such Indemnitee of any of its obligations, representations or warranties hereunder or under the Operative Documents.

9.2           Any payment or indemnity made under Section 9.1 by Buyer shall include any amount necessary to hold the Indemnitees harmless on an after-tax basis from all withholding taxes and other taxes, fees and other charges required to be paid with respect to such payment or indemnity under all Applicable Laws of any Government Entity.

9.3           An Indemnitee will give prompt written notice of any liability for which Buyer is, or may be, liable under this Article 9; provided, however, failure to give such notice will not terminate any of the rights of such Indemnitee under this Article 9, except to the extent that Buyer has been materially prejudiced by the failure to receive such notice.

9.4           Upon payment in full of any indemnity by Buyer, Buyer will be subrogated to any right of the Indemnitee in respect of the matter against which such indemnity has been made.

9.5           If an Indemnitee obtains a recovery of all or any part of any amount which Buyer has paid to such Indemnitee, such Indemnitee will pay to Buyer the amount recovered less any costs and expenses incurred in connection with the recovery.

9.6           Unless a default hereunder has occurred and is continuing, Buyer and its insurers will have the right (in each such case at Buyer’s sole expense) to investigate or, provided that Buyer or its insurers has not reserved the right to dispute liability with respect to any insurance pursuant to which coverage is sought, defend or compromise any claim covered by insurance for which indemnification is sought pursuant to this Article 9 and the

Indemnitee will cooperate with Buyer and its insurers with respect thereto.  If Buyer or its insurers are retaining attorneys to handle such claim, such counsel must be reasonably satisfactory to the Indemnitee.  If not, the Indemnitee will have the right to retain counsel of its choice at Buyer’s expense.

9.7           The indemnification under this Article 9 shall be effective even though the Indemnitees may have received an agreement indemnifying and holding harmless such Indemnitees with respect to the same matters by another Person.

9.8           The provisions of this Article 9 do not apply to Claims which are Sales Taxes.  The parties agree that the provisions of Article 5 shall govern the indemnification of Claims which are Sales Taxes.

ARTICLE 10        INSURANCE.

From and after the Closing Date, Buyer will carry, or cause any subsequent lessee or purchaser of the Aircraft to carry, and maintain in effect with insurers of recognized responsibility and substantial financial capacity reasonably acceptable to Seller, aviation and airline general third party liability insurance (including, without limitation, passenger legal liability and property damage insurance and war and allied perils) with respect to the Aircraft in amounts which are not less than and are of the types usually carried by entities engaged in the same or similar business, similarly situated with Buyer or any subsequent lessee or purchaser of the Aircraft and owning or operating similar aircraft and which cover risks of the kind customarily insured against by such entities, provided that in no event shall such amount of insurance coverage be less than a combined single limit of liability of $600,000,000 for any one occurrence and in the aggregate for products liability, with Seller and its Affiliates, and their respective officers, employees, agents, representatives, successors and assigns, named as additional insureds under such policies for a period of two (2) years from the Closing Date.

On or before the Closing Date, and prior to the expiration of any such insurance, Buyer will furnish Seller with an insurance certificate and letter of undertaking signed by a firm of independent aircraft insurance brokers of recognized standing and responsibility, certifying that the insurance then carried and maintained on the Aircraft complies with the terms hereof.  In the event that Buyer shall fail to maintain or cause to be maintained the insurance herein required and provide Seller with evidence thereof prior to or concurrently with the expiration of any such insurance, Seller may, at its option, after prior oral or written notice thereof to Buyer, obtain such insurance, and in such event Buyer shall, upon demand, reimburse Seller for the cost thereof, together with interest thereon at the maximum contract rate permitted by Applicable Law.

ARTICLE 11        ASSIGNMENT OF WARRANTIES.

Effective upon the transfer of title of the Aircraft from Seller to Buyer, Seller hereby irrevocably assigns to Buyer all remaining rights and benefits that Seller may have or be entitled to in respect of any and all warranties of Manufacturer and Engine Manufacturer, of any maintenance or overhaul facility that has provided any maintenance or services in respect of the Aircraft (or any part thereof), and of any subcontractor, supplier or vendor in respect of any thereof, to the extent that the same are assignable, have not expired, and are not extinguished as a result of this Agreement, and upon the request of Buyer, Seller shall (at Buyer’s cost and expense) use commercially reasonable efforts to assist Buyer in enforcing such rights and benefits of Seller (and, upon the request of Buyer, Seller shall give notice to any such manufacturers, maintenance and overhaul facilities, subcontractor, supplier or vendor of such assignment to Buyer).

ARTICLE 12        MISCELLANEOUS.

12.1         No Assignment.   This Agreement and the rights and obligations of the parties hereunder shall not be assignable or delegable without the prior written consent of the other party.  Subject to the foregoing, this Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

12.2         Entire Agreement.   This Agreement and the other Operative Documents constitute the entire agreement and understanding of Seller and Buyer with respect to the subject matter hereof and thereof.  No amendment, waiver or other modification to this Agreement or any other Operative Document shall be effective unless in writing signed by the party against whom enforcement is sought.

12.3         Notices.  All notices, demands and other communications required or permitted under the terms hereof shall be in writing (which shall include facsimile and electronic mail), in English, and shall be deemed given and received:

(a)           if sent by registered or certified mail, on the third Business Day after deposit in the national mail service of the country from which it is sent, postage prepaid, return receipt requested;

(b)           if sent by any other means of physical delivery, e.g., hand delivery or courier service, when delivered to the appropriate address provided below;

(c)           if sent by facsimile, when transmitted to the appropriate facsimile number provided below and the sender’s facsimile machine produces a transmission or verification report confirming that such transmission has been sent; and

(d)           if sent by electronic mail, when transmitted to the appropriate electronic mail address provided below and the sender’s computer produces a transmission or verification report confirming that such transmission has been sent.

All such notices, demands and other communications shall be addressed and/or transmitted by facsimile and/or e-mail to the appropriate party at its address and/or facsimile number and/or electronic mail address set forth below, or at such other address or facsimile number or electronic mail address as such party may from time to time hereafter designate to such other parties in writing:

If to Seller:	AWMS I
c/o AWAS Aviation Services, Inc.
One West Street, Suite 100-5
New York, New York 10004
Attention: General Counsel
Facsimile No.: (+1-646) 274-1422

E-Mail Address: notices@awas.com

If to Buyer:	Hawaiian Airlines, Inc.
3375 Koapaka Street, Suite G-350
Honolulu, Hawaii 96819
Attention: Executive Vice President
and Chief Financial Officer
Facsimile No.: (+1-808) 835-3695

E-mail: Peter.Ingram@HawaiianAir.com

with copy to:

Ronald W. Goldberg, Esq.
Orrick, Herrington & Sutcliffe LLP
777 South Figueroa Street, Suite 3200
Los Angeles, California 90017
Facsimile No.: (+1-213) 612-2499

E-Mail Address: rgoldberg@orrick.com

12.4         Governing Law.    This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of California, including all matters of construction, validity and performance (without reference to conflicts of laws principles).  The parties hereto hereby agree to exclude the application of the United Nations Convention on Contracts for the International Sale of Goods (1980), as the same may be amended or superceded from time to time.

12.5         Submission to Jurisdiction.   Seller and Buyer each irrevocably and unconditionally:

(a)           consents to any suit, action or proceeding arising out of or relating to this Agreement or any other Operative Document being brought against it by the other party in the United States District Court for the Central District of California or the Superior Court of the State of California;

(b)           waives any objection which it may have now or hereafter to the laying of the venue of any such suit, action or proceeding under clause (a), above, in any such court, or claim that any such suit, action or proceeding under clause (a), above, has been brought in an inconvenient forum; and

(c)           acknowledges the competence of any such court, submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and agrees that the final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon it and may be enforced against it in any other court having jurisdiction over it without relitigation of the merits of the matter adjudicated by such courts.

Seller and Buyer each agrees that service of process may be made upon it personally or by mailing or delivering a copy of the summons and complaint or other legal process in any such legal action or proceeding to its address for notices specified in Section 12.3 (as the same may be changed from time to time by written notice in accordance with Section 12.3).  Seller and Buyer each further agrees to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified air mail and in accordance with Applicable Law, postage prepaid, return receipt requested, to it at its address for notices specified in Section 12.3 (as the same may be changed from time to time by written notice in accordance with Section 12.3), such service to be effective upon the date of receipt indicated on the postal receipt returned from it.  The foregoing provisions of this Section 12.5 shall not limit the rights of Seller or Buyer to serve process in any other location or any other manner permitted by Applicable Law or to bring any legal action or proceeding or to obtain an attachment or execution of judgment in any competent jurisdiction.

12.6         Broker’s Commission.   The Aircraft is being sold without involvement of a broker.  Should any Person assert any claim against Buyer or Seller for fees or commissions by reason of any alleged employment to act as a broker for Seller or Buyer in regard to this transaction, the party for which said Person claims to have acted shall defend, indemnify, and hold harmless the other party from and against all claims, demands, liabilities, damages, losses, judgments and expenses of every kind (including, without limitation, reasonable attorneys’ fees and expenses) incurred by, arising out of or relating to such claim.

12.7         Confidentiality.     Neither Seller nor Buyer shall, without the other’s prior written consent (which consent will not be unreasonably withheld), communicate or disclose the terms of this Agreement or the other Operative Documents, or the transactions contemplated hereby or thereby, or any information or documents furnished pursuant hereto or thereto (“Confidential Information”) to any third party (except to the extent that the same are within the public domain through no fault of Seller or Buyer), other than to:

(a)           the respective legal and financial advisers, auditors, or insurance brokers or underwriters of Seller or Buyer;

(b)           in the case of Buyer, its technical inspectors/advisers and appraisers, but only to the extent necessary for such technical inspectors/advisers and appraisers to conduct the inspections expressly contemplated by this Agreement;

(c)           in the case of Buyer, Buyer’s financing source (and its legal advisors) in order to obtain any necessary financing for the purchase of the Aircraft;

(d)           the Manufacturer of the Aircraft or the Engine Manufacturer of the Engines, and their respective legal advisors, but only to the extent necessary to facilitate the transactions and inspections contemplated hereby or by the other Operative Documents;

(e)           the Affiliates of Seller and Buyer;

(f)            the extent required by generally accepted accounting principles, by Applicable Law, by any procedure for discovery of documents in any proceedings before any court, pursuant to any order of a court or other Government Entity, or in connection with any litigation relating to the transactions contemplated by this Agreement or the other Operative Documents.

Buyer and Seller each acknowledge that it shall bear the responsibility for any unauthorized disclosure of any Confidential Information by a third party to whom it has supplied Confidential Information.

12.9         Further Assurances.   At the request of Buyer or Seller, the other party shall promptly and duly execute and deliver to the requesting party such documents and assurances and take such further action as the requesting party may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement and the other Operative Documents and to establish and protect the rights, interests and remedies created or intended to be created in favor of the parties hereunder and under the other Operative Documents.

12.10       Counterparts; Facsimile Execution.   This Agreement may be executed in one or more counterparts, each of which shall constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart.  Any party hereto delivering an executed counterpart hereof by facsimile shall also deliver a manually executed counterpart, but the failure to so deliver a manually executed counterpart shall not affect the validity, enforceability, or binding nature hereof.

12.11       Expenses.              Seller and Buyer shall each bear its own costs and expenses in connection with the negotiation, execution, and delivery of this Agreement and the other Operative Documents and the sale of the Aircraft and the other transactions contemplated by this Agreement.

The prevailing party in any action or proceeding between Seller and Buyer to enforce the terms of this Agreement shall be entitled to recover from the other party all its costs and expenses, including reasonable attorneys’ fees, incurred by such prevailing party in such action or proceeding.

12.12       Severability of Provisions. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction and to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.13       Survival.   All warranties, representations and agreements of Seller and Buyer herein or in the other Operative Documents shall survive the execution and delivery of this Agreement and the Closing of the Aircraft.

12.14       No Waiver of Enforcement.   Any failure at any time of any Seller or Buyer to enforce any provision hereof or of any other Operative Document shall not constitute a waiver of such provisions or prejudice the right of either party to enforce such provision at any subsequent time.

12.15       Airworthiness Directives, Etc. Cost Sharing.  For the avoidance of doubt, Seller and Buyer hereby confirm that Seller shall not have any obligation to make any payment to Buyer pursuant to Article 6(d) of the Lease.

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IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed by their respective duly authorized officer as of the date first set forth above.

AWMS I, Seller

By:
Title:

HAWAIIAN AIRLINES, INC., Buyer

By:
Title:

By:
Title:

Signature Page to Purchase Agreement (28139)